Exhibit 99.2

DEPARTMENT OF HEALTH & HUMAN SERVICES	Public Health Service

Food and Drug Administration 9200 Corporate Boulevard Rockville MD 20850

DEC 18 2008

•
Mr. John Dichiara
ReGen Biologies
411 Hackensack Avenue
Hackensack, NJ 07601

Re:	K082079
Regen Collagen Scaffold
Regulation Number: 21 CFR 878.3300
Regulation Name: Surgical Mesh
Regulatory Class: Class II
Product Code: OLC
Dated: July 22, 2008
Received: July 23, 2008

Dear Mr. Dichiara:

We have reviewed your Section 510(k) premarket notification of intent to market the device referenced above and have determined the device is substantially equivalent (for the indications for use stated in the enclosure) to legally marketed predicate devices marketed in interstate commerce prior to May 28, 1976, the enactment date of the Medical Device Amendments, or to devices that have been reclassified in accordance with the provisions of the Federal Food, Drug, and Cosmetic Act (Act) that do not require approval of a premarket approval application (PMA). You may, therefore, market the device, subject to the general controls provisions of the Act. The general controls provisions of the Act include requirements for annual registration, listing of devices, good manufacturing practice, labeling, and prohibitions against misbranding and adulteration.

If your device is classified (see above) into either class II (Special Controls) or class III (PMA), it may be subject to such additional controls. Existing major regulations affecting your device can be found in the Code of Federal Regulations, Title 21, Parts 800 to 898. In addition, FDA may publish further announcements concerning your device in the Federal Register.

Please be advised that FDA's issuance of a substantial equivalence determination does not mean that FDA has made a determination that your device complies with other requirements of the Act or any Federal statutes and regulations administered by other Federal agencies. You must comply with all the Act's requirements, including, but not limited to: registration and listing (21 CFR Part 807); labeling (21 CFR Part 801); good manufacturing practice requirements as set forth in the quality systems (QS) regulation (21 CFR Part 820); and if applicable, the electronic product radiation control provisions (Sections 531-542 of the Act); 21 CFR 1000-1050.

Page 2 - Mr. John Dichiara

This letter will allow you to begin marketing your device as described in your Section 510(k) premarket notification. The FDA finding of substantial equivalence of your device to a legally marketed predicate device results in a classification for your device and thus, permits your device to proceed to the market.

If you desire specific advice for your device on our labeling regulation (21 CFR Part 801), please contact the Center for Devices and Radiological Health's (CDRH's) Office of Compliance at (240) 276-0120. Also, please note the regulation entitled, "Misbranding by reference to premarket notification" (21CFR Part 807.97). For questions regarding postmarket surveillance, please contact CDRH's Office of Surveillance and Biometries' (OSB's) Division of Postmarket Surveillance at 240-276-3474. For questions regarding the reporting of device adverse events (Medical Device Reporting (MDR)), please contact the Division of Surveillance Systems at 240- 276-3464. You may obtain other general information on your responsibilities under the Act from the Division of Small Manufacturers, International and Consumer Assistance at its toll-free number (800) 638-2041 or (240) 276-3150 or at its Internet address httn://www.fda.eov/cdrh/industrv/suor)ort/index.html.

Sincerely yours,

/s/ Daniel G. Schultz
Daniel G. Schultz, M.D., F.A.C.S.
Director
Center for Devices and Radiological Health

Enclosure

INDICATIONS FOR USE

510(k) Number (if known): K082079

Device Name: ReGen Collagen Scaffold (CS)

Indications for Use:

The ReGen Collagen Scaffold (CS) is intended for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus. In repairing and reinforcing medial meniscal defects, the patient must have an intact meniscal rim and anterior and posterior horns for attachment of the mesh. In addition, the surgically prepared site for the CS must extend at least into the red/white zone of the meniscus to provide sufficient vascularization.

The CS reinforces soft tissue and provides a resorbable scaffold that is replaced by the patient's own soft tissue. The CS is not a prosthetic device and is not intended to replace normal body structure.

Prescription Use ☒	AND/OR	Over-The-Counter Use ☐
(Part 21 CFR 801 Subpart D)		(21 CFR 801 Subpart C)

(PLEASE DO NOT WRITE BELOW THIS LINE-CONTINUE ON ANOTHER PAGE
OF NEEDED)

Concurrence of CDRH           /s/ Daniel G. Schultz